As filed with the Securities and Exchange Commission on June 3, 2025

Registration Nos. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PennyMac Mortgage Investment Trust

PennyMac Corp.

(Exact name of registrants as specified in their respective charters)

Maryland (PennyMac Mortgage Investment Trust)	27-0186273
Delaware (PennyMac Corp.)	80-0463416
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3043 Townsgate Road

Westlake Village, California 91361

(818) 224-7442

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Derek W. Stark

Senior Managing Director, Chief Legal Officer and Secretary

PennyMac Mortgage Investment Trust

3043 Townsgate Road

Westlake Village, California 91361

(818) 224-7442

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. Gerard Cummins

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

(212) 839-5300

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

PennyMac Mortgage Investment Trust

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

PennyMac Corp.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if either registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

PennyMac Mortgage Investment Trust	☐
PennyMac Corp.	☐

PROSPECTUS

PennyMac Mortgage Investment Trust

Debt Securities

PennyMac Corp.

Guarantees of Debt Securities

PennyMac Mortgage Investment Trust may offer, issue and sell from time to time, debt securities in one or more series.

If the applicable prospectus supplement indicates that PennyMac Corp. will guarantee a series of debt securities of PennyMac Mortgage Investment Trust, PennyMac Corp. will fully and unconditionally guarantee the principal of, and premium (if any) and interest on, any such debt securities of PennyMac Mortgage Investment Trust. We will provide the specific terms of any securities we may offer in supplements to this prospectus.

You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 3, 2025.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities offered, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”

This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of the securities. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”

Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to “our company,” “we,” “us” and “our” mean PennyMac Mortgage Investment Trust and its consolidated subsidiaries, including PennyMac Corp., a Delaware corporation and an indirect wholly-owned subsidiary of PennyMac Mortgage Investment Trust, or PMC, and PennyMac Operating Partnership, L.P., a Delaware limited partnership, or our operating partnership.

References to “Agency” refer to the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Government National Mortgage Association.

PENNYMAC MORTGAGE INVESTMENT TRUST

We are a specialty finance company that invests in mortgage-related assets. Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. A significant portion of our investment portfolio is comprised of mortgage-related assets that we have created through our correspondent production activities, including mortgage servicing rights, or MSRs, subordinate mortgage-backed securities, or MBS, and credit risk transfer arrangements, which absorb credit losses on certain of the loans we have sold. We also invest in Agency and senior non-Agency MBS, subordinate credit-linked MBS and interest-only and principal-only stripped MBS. We have also historically invested in distressed mortgage assets (distressed loans and real estate acquired in settlement of loans), which we have substantially liquidated.

We are externally managed by PNMAC Capital Management, LLC, or PCM or our manager, an investment adviser that specializes in and focuses on U.S. mortgage assets. Our loans and MSRs are serviced by PennyMac Loan Services, LLC, or PLS or our servicer. PCM and PLS are both indirect controlled subsidiaries of PennyMac Financial Services, Inc., or PFSI, a publicly-traded mortgage banking and investment management company separately listed on the New York Stock Exchange.

We conduct substantially all of our operations and make substantially all of our investments through our operating partnership and our operating partnership’s subsidiaries. A wholly-owned subsidiary of ours is the sole general partner, and we are the sole limited partner, of our operating partnership.

We believe that we qualify, and we have elected to be taxed, as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, or the Code, beginning with our taxable period ended on December 31, 2009.

Our principal executive offices are located at 3043 Townsgate Road, Westlake Village, California 91361. Our telephone number is (818) 224-7442. Our website is www.pennymacmortgageinvestmenttrust.com. The information contained on our website is not part of, or incorporated by reference into, this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus and in any applicable prospectus supplement, before making a decision to invest in our securities. Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate herein by reference contain certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “continue,” “plan” or other similar words or expressions.

Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Examples of forward-looking statements include the following:

•	projections of our revenues, income, earnings per share, capital structure or other financial items;

•	descriptions of our plans or objectives for future operations, products or services;

•	forecasts of our future economic performance, interest rates, profit margins and our share of future markets; and

•	descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of generating any revenues.

Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. There are a number of factors, many of which are beyond our control, that could cause actual results to differ significantly from management’s expectations. Some of these factors are discussed below.

You should not place undue reliance on any forward-looking statement, each of which speaks only as of the date on which it is made, and you should consider the following uncertainties and risks, as well as the risks and uncertainties discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We expressly state that we have no current intention to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

Factors that could cause actual results to differ materially from historical results or those anticipated include, but are not limited to:

•	changes in interest rates;

•	our ability to comply with various federal, state and local laws and regulations that govern our business;

•	volatility in our industry, the debt or equity markets, the general economy or the real estate finance and real estate markets;

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events or circumstances which undermine confidence in the financial and housing markets or otherwise have a broad impact on financial and housing markets; changes in real estate values, housing prices and housing sales;

•	changes in macroeconomic, consumer and real estate market conditions;

•	the degree and nature of our competition;

•	the availability of, and level of competition for, attractive risk-adjusted investment opportunities in mortgage loans and mortgage-related assets that satisfy our investment objectives;

•	the inherent difficulty in winning bids to acquire mortgage loans, and our success in doing so;

•	the discontinuation of LIBOR, including its impact on our Series A Preferred Shares and Series B Preferred Shares;

•	the concentration of credit risks to which we are exposed;

•	our dependence on our manager and servicer, potential conflicts of interest with such entities and their affiliates, and the performance of such entities;

•	changes in personnel and lack of availability of qualified personnel at our manager, servicer or their affiliates;

•	our ability to mitigate cybersecurity risks, cybersecurity incidents and technology disruptions;

•	the availability, terms and deployment of short-term and long-term capital;

•	the adequacy of our cash reserves and working capital;

•	our ability to maintain the desired relationship between our financing and the interest rates and maturities of our assets;

•	the timing and amount of cash flows, if any, from our investments;

•	our substantial amount of indebtedness;

•	the performance, financial condition and liquidity of borrowers;

•	our exposure to risks of loss and disruptions in operations resulting from severe weather events, man-made or other natural conditions, including climate change and pandemics;

•	the ability of our servicer to approve and monitor correspondent sellers and underwrite loans to investor standards;

•	incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of our customers and counterparties;

•	our indemnification and repurchase obligations in connection with mortgage loans we may purchase, sell or securitize;

•	the quality and enforceability of the collateral documentation evidencing our ownership rights in our investments;

•	increased rates of delinquency, defaults and forbearances and/or decreased recovery rates on our investments;

•	the performance of mortgage loans underlying MBS in which we retain credit risk;

•	our ability to foreclose on our investments in a timely manner or at all;

•	increased prepayments of the mortgages and other loans underlying our mortgage-backed securities or relating to our mortgage servicing rights and other investments;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

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the effect of the accuracy of or changes in the estimates we make about uncertainties, contingencies and asset and liability valuations when measuring and reporting upon our financial condition and results of operations;

•	our ability to maintain appropriate internal control over financial reporting;

•	our ability to detect misconduct and fraud;

•	developments in the secondary markets for our mortgage loan products;

•	participating and investing in mortgage form securitizations;

•	legislative and regulatory changes that impact the mortgage loan industry or housing market;

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regulatory or other changes that impact government agencies or government-sponsored entities, or such changes that increase the cost of doing business with such agencies or entities; the Consumer Financial Protection Bureau and its issued and future rules and the enforcement thereof;

•	changes in government support of home ownership and home affordability programs;

•	changes in our investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject us to additional risks;

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limitations imposed on our business and our ability to satisfy complex rules for us to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of our subsidiaries to qualify as REITs or as taxable REIT subsidiaries, or TRSs, for U.S. federal income tax purposes, as applicable;

•	changes in governmental regulations, accounting treatment, tax rates and similar matters;

•	our ability to make distributions to our shareholders in the future;

•	our failure to deal appropriately with issues that may give rise to reputational risk; and

•	our organizational structure and certain requirements in our charter documents.

These factors and the other risk factors described in this prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, are not necessarily all of the important factors that could cause our actual results and performance to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could adversely affect our business, income and/or financial condition. Consequently, there can be no assurance that the results or performance anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities by us under this prospectus for general business purposes, including funding our investment activity, repayment of indebtedness and working capital. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

Our senior debt securities will be issued under a senior indenture, as amended or supplemented from time to time, or the indenture, among us, as issuer, PMC, as the guarantor, or the Guarantor, and U.S. Bank Trust Company, National Association, as trustee, or the Trustee.

The following description is a summary of the material provisions of the indenture including references to the applicable section of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines the rights of holders of debt securities. Except as otherwise defined herein, terms used in this description but not otherwise defined herein are used as defined in the indenture. When we refer to “we,” “our,” “us,” and “our company” in this section, we are referring to PennyMac Mortgage Investment Trust excluding its subsidiaries, unless the context otherwise requires or as otherwise expressly stated herein.

The indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture is available for inspection at the corporate trust offices of the Trustee at U.S. Bank Trust Company, National Association, West Side Flats St Paul, EP-MN-WS3C, 111 Fillmore Ave E, Saint Paul, MN 55107. The indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. All section references appearing in this description are to sections of the indenture.

General

Our debt securities will be direct, unsecured obligations. The debt securities issued under the indenture are not limited as to aggregate principal amount and may be issued in one or more series. The principal amount and series will be established from time to time in or pursuant to authority granted by a resolution of our board of trustees. The principal amount and series also may be established in one or more indentures supplemental to the indenture. All debt securities of one series need not be issued at the same time (section 301 of the indenture). Unless otherwise provided, a series may be reopened for issuances of additional debt securities of such series without the consent of the holders of the debt securities of such series (section 301 of the indenture). The Trustee may resign or be removed with respect to one or more series of debt securities issued under the indenture, and a successor trustee may be appointed to act with respect to such series.

The terms of any series of debt securities may vary from the terms described here. Reference is made to each prospectus supplement for the specific terms of the series of debt securities being offered thereby, including:

(1) the title of such debt securities;

(2) the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3) the portion of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity of such debt securities, or the method by which any such portion shall be determined;

(4) the date(s), or the method for determining the date(s), on which the principal of such debt securities will be payable;

(5) the rate(s) (which may be fixed or variable) at which such debt securities will bear interest, if any, or the method by which such rate(s) shall be determined;

(6) the date(s), or the method for determining the date(s), from which interest, if any, will accrue;

(7) the date(s) on which any interest will be payable;

(8) the record date(s) for an interest payment, or the method by which such record date(s) shall be determined (the record date for an interest payment is the date on which a Person must be a holder in order to receive the interest payment);

(9) the Person to whom any interest shall be payable;

(10) the basis upon which any interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

(11) the place(s), if any, other than or in addition to The Borough of Manhattan, The City of New York, where:

a.	the principal of (and premium, if any) or interest, if any, and Additional Amounts, if any, on such debt securities will be payable,

b.	such debt securities may be surrendered for conversion or registration of transfer or exchange, and

c.	notices or demands in respect of such debt securities and the indenture may be served;

(12) the period(s) within which, the price(s) at which, the currency or currencies, currency unit(s) or composite currency or currencies at which, and the terms and conditions upon which such debt securities may be redeemed at our option, as a whole or in part, if we are to have the option to redeem such debt securities;

(13) our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period(s) within which, the price(s) at which, the currency or currencies, currency unit(s) or composite currency or currencies at which and the terms and conditions upon which we are obligated, if at all, to redeem, repay or purchase such debt securities, as a whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof;

(14) if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(15) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined (the index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies);

(16) any additions to, modifications of or deletions from the terms of such debt securities with respect to the Events of Default or covenants set forth in the indenture;

(17) whether such debt securities will be issued in certificated or book-entry form;

(18) whether such debt securities will be in registered or bearer form or both and, if and to the extent in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if and to the extent in bearer form, the denominations thereof if other than $5,000 any integral multiple thereof and, the terms and conditions relating thereto;

(19) the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture;

(20) whether and under what circumstances we will pay Additional Amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

(21) whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series;

(22) if other than the Trustee, the security registrar and/or paying agent;

(23) provisions, if any, granting special rights to holders upon the occurrence of such events as may be specified; and

(24) any other terms of such debt securities not inconsistent with the provisions of the indenture, as supplemented by any supplemental indenture entered into with respect to such series of debt securities.

The debt securities may provide for the payment of less than the entire principal amount upon declaration of acceleration of the maturity of the debt securities. Such debt securities are known as “Original Issue Discount Securities.” Any material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

The indenture does not contain any provision that would limit our or the Guarantor’s ability to incur indebtedness or that would afford holders of debt securities protection in a highly leveraged or similar action involving our company or the Guarantor or in the event of a change of control of our company or the Guarantor. Reference is made to the applicable prospectus supplement for information with respect to any deletion from, modification of or addition to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issued in denominations of $1,000 and integral multiples thereof, other than bearer securities issued in global form (section 302 of the indenture).

Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest payments on any series of debt securities will be made at the corporate trust office of the Trustee as follows: U.S. Bank Trust Company, National Association, West Side Flats St Paul, EP-MN-WS3C, 111 Fillmore Ave E, Saint Paul, MN 55107. However, we may elect to pay interest by check mailed to the address of the holder as it appears in the register for debt securities of such series or by wire transfer of funds to the holder at an account maintained within the United States (sections 301, 305, 306, 307 and 1002 of the indenture).

Any interest with respect to a debt security that is not punctually paid or duly provided for on the date the interest is due and payable will cease to be payable thereafter to the holder on the applicable record date. The interest may be paid to the holder at the close of business on a special record date fixed by the Trustee for the payment of the interest. Notice of such payment must be given to the holder of such debt security not less than 10 days prior to the special record date. Such interest may also be paid at any time in any other lawful manner, all as more completely described in the indenture (section 307 of the indenture).

Subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the Trustee. In addition, subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Trustee. Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be incurred for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (section 305 of the indenture). If the applicable prospectus supplement refers to any transfer agent (in addition to the Trustee) that we initially designated with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts; however, we will be required to maintain a transfer agent in each place where principal, premium, if any, and interest payments on debt securities of such series are payable. We may designate additional transfer agents with respect to any series of debt securities at any time (section 1002 of the indenture).

Neither our company nor the Trustee will be required:

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to issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	to register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part;

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to exchange any bearer security called for redemption except that such bearer security may be exchanged for a registered security of that series and like tenor, provided that such registered security shall be simultaneously surrendered for redemption; or

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to issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be repaid (section 305 of the indenture).

Consolidation, Merger and Sale of Assets of Our Company

The indenture provides that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other Person, provided that in any such case:

(1) we are the continuing Person, or the successor Person shall be organized and existing under the laws of the United States or a state thereof or the District of Columbia, and shall expressly assume payment of the principal of (and premium, if any) and interest and all Additional Amounts, if any, on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture by supplemental indenture satisfactory to the Trustee;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes our or any of our subsidiaries’ obligation as a result thereof as having been incurred by us or any of our subsidiaries at the time of such transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, occurs and is continuing; and

(3) any consolidation, merger, sale, lease or conveyance is also subject to the condition that the Trustee receive an officer’s certificate and legal opinion to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor Person, complies with Article 8 of the indenture and that all conditions precedent provided therein relating to such transaction have been complied with (sections 801 and 804 of the indenture).

Guarantees

If the applicable prospectus supplement indicates that the Guarantor will guarantee a series of our debt securities, the debt securities issued by us will be fully and unconditionally guaranteed by the Guarantor. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, along with a notation of guarantee, will be executed by the Guarantor. The obligations of the Guarantor under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets of the Guarantor

The indenture provides that the Guarantor may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other Person, provided that in any such case:

(1) the Guarantor is the continuing Person, or the successor Person shall be organized and existing under the laws of the United States or a state thereof or the District of Columbia, and shall expressly assume the obligations of the Guarantor under the guarantee and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture by supplemental indenture satisfactory to the Trustee;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes the Guarantor’s or any subsidiary of the Guarantor’s obligation as a result thereof as having been incurred by the Guarantor or such subsidiary at the time of such transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, occurs and is continuing; and

(3) any consolidation, merger, sale, lease or conveyance is also subject to the condition that the Trustee receive an officer’s certificate and legal opinion to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor Person, complies with Article 8 of the indenture and that all conditions precedent provided therein relating to such transaction have been complied with (sections 803 and 804 of the indenture).

Material Covenants

The indenture contains the following covenants:

Existence. Except as permitted under the provisions of the indenture described under the caption “—Consolidation, Merger and Sale of Assets of Our Company” and “—Consolidation, Merger and Sale of Assets of the Guarantor,” each of our company and the Guarantor must preserve and keep in full force and effect its respective existence, rights (charter and statutory) and franchises. Neither our company nor the Guarantor will be required to preserve any right or franchise if we or the Guarantor, as the case may be, determine that the preservation of that right or franchise is no longer desirable in the conduct of our or the Guarantor’s business, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the holders of the senior debt securities (section 1004 of the indenture). This covenant shall not apply to the Guarantor with respect to a series of our debt securities if the Guarantor does not guarantee such debt securities.

Maintenance of Properties. Each of us and the Guarantor will cause all of its respective properties that are used or useful in the conduct of its respective business or the respective business of its subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. Each of us and the Guarantor also are required to make all necessary repairs, renewals, replacements, betterments and improvements to the respective properties of our company and the Guarantor, as the case may be. We and the Guarantor, as the case may be, must do these things as necessary in our or the Guarantor’s judgment, as the case may be, to conduct the business carried on in connection therewith in a proper and advantageous manner at all times. However, we, the Guarantor and our and the Guarantor’s respective subsidiaries will not be prevented from selling or otherwise disposing of properties for value in the ordinary course of business (section 1005 of the indenture). This covenant shall not apply to the Guarantor with respect to a series of our debt securities if the Guarantor does not guarantee such debt securities.

Payment of Taxes and Other Claims. Each of our company and the Guarantor must pay or discharge, or cause to be paid or discharged, before the same become delinquent:

(1) all of its respective taxes, assessments and governmental charges levied or imposed upon us or the Guarantor, as the case may be, or any of its respective subsidiaries or upon the income, profits or property of our company or the Guarantor, as the case may be, or any of our or the Guarantor’s respective subsidiaries; and

(2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of our company or the Guarantor, as the case may be, or any of our or the Guarantor’s respective subsidiaries.

However, neither us nor the Guarantor will be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or to the extent the non-payment thereof could not reasonably be expected to have a material adverse effect on us or the Guarantor, as the case may be (section 1006 of the indenture). This covenant shall not apply to the Guarantor with respect to a series of our debt securities if the Guarantor does not guarantee such debt securities.

Provision of Financial Information. We will be required to file with the Trustee, within 15 days after we file the same with the SEC, copies of the annual and other reports which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. If we are not so required to file such reports with the SEC under said Sections, then we will be required to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such of the supplementary and periodic reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations. Any documents filed by us with the SEC via the SEC’s EDGAR system (or such successor thereto) will be deemed filed with the Trustee as of the time such documents are filed via the SEC’s EDGAR system (or such successor thereto), provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such filing has occurred.

Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants.

Events of Default, Notice and Waiver

The indenture provides that the following events are “Events of Default” with respect to any series of debt securities issued thereunder:

(1) default for 30 days in the payment of any installment of interest, Additional Amounts or coupons on any debt security of such series;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of such series at the time such payment becomes due and payable;

(3) default in the deposit of any sinking fund payment as required for any debt security of such series;

(4) default in the performance, or breach, of any other covenant or warranty of our company or, if applicable, the Guarantor contained in the indenture continued for 60 days after written notice as provided in the indenture;

(5) default under any bond, debenture, note or other evidence of indebtedness of our company or, if applicable, the Guarantor or under any mortgage, indenture or other instrument of our company or, if applicable, the Guarantor under which there may be issued or by which there may be secured or evidenced any indebtedness of our company or the Guarantor, as the case may be (or by any subsidiary of our company or the Guarantor, as the case may be, the repayment of which our company or the Guarantor has guaranteed or for which our company or the Guarantor is directly responsible or liable as obligor or guarantor), which results in the acceleration of indebtedness in an aggregate principal amount exceeding $50,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled as provided in the indenture;

(6) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee, of our company or of any significant subsidiary of our company as defined in Regulation S-X promulgated under the Securities Act of 1933, as amended, or the Securities Act, or, if applicable, the Guarantor or of the respective property of any such entity; and

(7) any other Event of Default provided with respect to that series of debt securities (section 501 of the indenture).

If an Event of Default occurs under the indenture with respect to Outstanding debt securities of any series issued thereunder and is continuing, then the Trustee or the holders of not less than 25% in principal amount of the Outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately by written notice to us. If the holders give notice to us, they must also give notice to the Trustee. If the debt securities are Original Issue Discount Securities or Indexed Securities, the amount declared to be due and payable will be such portion of the principal amount as specified in the terms thereof. However, at any time after a declaration of acceleration with respect to debt securities of such series (or of all debt securities then Outstanding under the indenture, as the case may be) has been made, the holders of a majority in principal amount of the debt securities of such series or of each series of debt securities then Outstanding under the indenture, as the case may be, may rescind and annul such declaration and its consequences if:

(1) we have paid or deposited with the Trustee all required payments of the principal of (and premium, if any) and interest and Additional Amounts payable on the debt securities of such series or of all debt securities then Outstanding under the indenture, as the case may be, plus certain fees, expenses, disbursements and advances of the Trustee; and

(2) all Events of Default have been cured or waived as provided in the indenture (except for the nonpayment of accelerated principal (or specified portion thereof) with respect to debt securities of such series or of all debt securities then Outstanding under the indenture) (section 502 of the indenture).

The indenture also provides that the holders of a majority in principal amount of the debt securities of any series or of each series of debt securities then Outstanding under the indenture may waive any past default with respect to such series and its consequences.

However, holders may not waive a default:

•	in the payment of the principal of (or premium, if any) or interest on or Additional Amounts payable in respect of any debt security of such series; or

•

in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each Outstanding debt security affected thereby (section 513 of the indenture).

The indenture provides that the Trustee is required to give notice to the holders of debt securities issued thereunder within 90 days of it receiving written notice of a default under the indenture. However, the Trustee may withhold notice of any default to the holders of any such series of debt securities if certain officers of the Trustee consider such withholding to be in the interest of the holders. The Trustee may not withhold notice with respect to a default in the payment of the principal of (or premium, if any) or interest on any debt security or in the payment of any sinking installment in respect of any debt security (section 601 of the indenture).

The indenture provides that no holder of debt securities of any series issued thereunder may institute any proceeding, judicial or otherwise, with respect to the indenture or for any remedy thereunder. However, a holder of debt securities may institute a proceeding if the Trustee fails to act for 60 days after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the Outstanding debt securities of such series, as well as an offer of security and/or indemnity reasonably satisfactory to it (section 507 of the indenture). However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the debt securities held by that holder at the respective due dates thereof (section 508 of the indenture).

Subject to provisions in the indenture relating to its duties in case of default and unless holders of any series of debt securities then Outstanding under the indenture have offered, and if requested, provided security and/or indemnity reasonably satisfactory to the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders (section 602 of the indenture). The holders of a majority in principal amount of the Outstanding debt securities of any series (or of each series of debt securities then Outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee. They also have the right to direct the time, method and place of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with the indenture or any law which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders) (section 512 of the indenture).

Within 120 days after the close of each fiscal year, each of our company and the Guarantor must deliver to the Trustee a certificate signed by one of several specified officers. The certificate must state whether such officer has knowledge of any default under the indenture and, if so, specify each such default and the nature and status thereof (section 1007 of the indenture).

Modification of the Indenture

Modifications and amendments to the indenture may be made only with the consent of the holders of a majority in principal amount of all Outstanding debt securities issued thereunder which are affected by such modification or amendment. However, unless the consent of the holder of each affected debt security is obtained, no modification or amendment may:

•	change the date specified in any such debt security as the fixed date on which the principal thereof is due and payable;

•	change the date specified in any such debt security as the fixed date on which any installment of interest (or premium, if any) is due and payable;

•	reduce the principal amount of any such debt security;

•	reduce the rate or amount of interest on any such debt security;

•	reduce the premium payable on redemption of any such debt security;

•	reduce any Additional Amount payable in respect of any such debt security;

•

reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment of principal of (or premium, if any) or interest on any such debt security;

•	change the currency or currencies for payment of principal of (or premium, if any) or interest on such debt security;

•	change our obligation to pay Additional Amounts;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•

if the debt securities of that series are entitled to the benefit of a guarantee, modify or amend the terms and conditions of the obligations of the Guarantor as guarantor of the debt securities of that series in a manner adverse to the holders of such debt securities;

•

reduce the percentage of Outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements set forth in the indenture; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security (section 902 of the indenture).

The indenture provides that the holders of a majority in principal amount of Outstanding debt securities issued thereunder have the right to waive our compliance with certain covenants in the indenture, including those described in the section of this prospectus captioned “—Material Covenants” (section 902 of the indenture).

Our company and the Trustee may modify and amend the indenture without the consent of any holder of debt securities issued thereunder for any of the following purposes:

•	to evidence the succession of another Person to our and the Guarantor’s obligations under the indenture;

•

to add to our or the Guarantor’s covenants for the benefit of the holders of all or any series of debt securities issued thereunder or to surrender any right or power conferred upon us or the Guarantor in the indenture;

•	to add Events of Default for the benefit of the holders of all or any series of debt securities issued thereunder;

•

to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities issued thereunder in bearer form, or to permit or facilitate the issuance of such debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of such debt securities of any series in any material respect;

•

to change or eliminate any provision of the indenture, provided that any such change or elimination shall become effective only when there are no debt securities Outstanding of any series issued thereunder which are entitled to the benefit of such provision;

•	to secure or add guarantees for the benefit of the debt securities issued thereunder;

•	to establish the form or terms of debt securities of any series issued thereunder;

•	to provide for the acceptance of appointment by a successor Trustee;

•	to facilitate the administration of the trusts under the indenture by more than one Trustee;

•

to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect in any material respect the interests of holders of debt securities of any series issued thereunder;

•

to conform the terms of the indenture or the debt securities of a series to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of such debt securities; or

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued thereunder; however, such action shall not adversely affect in any material respect the interests of the holders of the debt securities of any series issued thereunder (section 901 of the indenture).

The indenture provides that in determining whether the holders of the requisite principal amount of Outstanding debt securities of a series issued thereunder have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of such debt securities:

•

the principal amount of an Outstanding Original Issue Discount Security shall be the amount of the principal that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity of the security;

•

the principal amount of an Outstanding debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security in the amount determined as provided above);

•

the principal amount of an Outstanding Indexed Security shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to section 301 of the indenture; and

•	debt securities owned by us, any other obligor upon the debt securities, any of our Affiliates or of such other obligor shall be disregarded (section 101 of the indenture).

The indenture contains provisions for convening meetings of the holders of an issued series of debt securities (section 1501 of the indenture). The Trustee may call a meeting at any time. Our company or the holders of at least 10% in principal amount of the Outstanding debt securities of such series may also call a meeting upon request. Notice of a meeting must be given as provided in the indenture (section 1502 of the indenture). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding debt securities of that series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding debt securities of that series. Any resolution passed or decision taken at any duly held meeting of holders of debt securities of any series will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be the persons holding or representing a majority in principal amount of the Outstanding debt securities of a series.

However, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding debt securities of such series will constitute a quorum (section 1504 of the indenture).

Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding debt securities affected thereby, or of the holders of such series and one or more additional series:

(1) there shall be no minimum quorum requirement for such meeting; and

(2) the principal amount of the Outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture (section 1504 of the indenture).

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, premium, if any, and interest to the date of such deposit if such debt securities have become due and payable or to the date specified in such debt securities as the fixed date on which the payment of principal and interest on such debt securities is due and payable or the date fixed for redemption of such debt securities, as the case may be (section 401 of the indenture). Funds shall be deposited in such currency or currencies, currency unit(s) or composite currency or currencies in which such debt securities are payable.

The indenture provides that, if the provisions of Article Fourteen thereof (relating to defeasance and covenant defeasance) are made applicable to the debt securities of or within any series issued thereunder, we may elect either:

(1) to defease and be discharged from any and all obligations with respect to such debt securities. However, we will not be discharged from the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities. In addition, we will not be discharged from the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust, or defeasance (section 1402 of the indenture); or

(2) to be released from our and the Guarantor’s obligations relating to (a) sections 1004 to 1006, inclusive, of the indenture (being the first three restrictions described under the caption “—Material Covenants”) and, if provided under the indenture, our and the Guarantor’s obligations with respect to any other covenant contained in the indenture, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such debt securities, or covenant defeasance (section 1403 of the indenture).

Defeasance or covenant defeasance will occur upon our irrevocable deposit with the Trustee, in trust, of an amount sufficient to pay (without reinvestment of interest from Government Obligations, if any) the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments, on their scheduled due dates. The amount deposited will be in Government Obligations (as defined below) or such currency or currencies, currency unit(s) or composite currency or currencies in which such debt securities are payable at maturity, or both.

Such a trust may be established only if, among other things, we have delivered to the Trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service, or the IRS, or a change in applicable United States federal income tax law occurring after the date of the indenture (section 1404 of the indenture).

“Government Obligations” means securities that are:

(1) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, and for which the full faith and credit of the applicable government is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the other government or governments in the confederation which issued the foreign currency in which the debt securities of such series are payable. The payment of these obligations must be unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and the obligations may not be callable or redeemable at the option of the issuer or issuers thereof. Such obligations also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt (section 101 of the indenture).

In the event that we effect defeasance with respect to any series of debt securities, the Guarantor will be released from its guarantee, if any, of the debt securities of such series, except that the following obligations of the Guarantor under its guarantee, if any, of such series of debt securities will survive such defeasance and remain in full force and effect: (1) the Guarantor’s guarantee of our obligations with respect to the debt securities of such series that survive such defeasance; and (2) the Guarantor’s obligation, if any, to pay Additional Amounts in respect of any amounts payable under its Guarantee of such series of debt securities.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

(1) the holder of a debt security of such series is entitled to, and does, elect under the indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security; or

(2) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (section 1405 of the indenture).

“Conversion Event” means the cessation of use of:

(1) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of actions by a central bank or other public institution of or within the international banking community; or

(2) any currency unit or composite currency for the purposes for which it was established (section 101 of the indenture).

Unless otherwise described in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default, other than

(1) the Event of Default described in clause (4) under “—Events of Default, Notice and Waiver” or

(2) the Event of Default described in clause (7) under “—Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance,

the amount in such currency, currency unit or composite currency in which such debt securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such debt securities at the fixed date on which they become due and payable but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. In any such event, we would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

The Trustee

U.S. Bank Trust Company, National Association, serves as Trustee for our debt securities pursuant to the indenture.

Definitions

Set forth below are defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Additional Amounts” means any additional amounts which are required by a debt security or by or pursuant to a resolution of our board of trustees, under circumstances specified therein, to be paid by us in respect of certain taxes imposed on certain holders and which are owing to such holders.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. Control means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Holder” means the Person in whose name a debt security is registered in the register for each series of debt securities.

“Indexed Security” means a debt security for which the principal amount payable on the date specified in such debt security as the fixed date on which the principal of such security is due and payable may be more or less than the principal face amount thereof at original issuance.

“Outstanding,” when used with respect to debt securities, means, as of the date of determination, all debt securities theretofore authenticated and delivered under the indenture, except:

(1) debt securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) debt securities, or portions thereof, for whose payment or redemption or repayment at the option of the holder money in the necessary amount has been deposited with the Trustee or any paying agent (other than by us) in trust or set aside and segregated in trust by us (if we shall act as our own paying agent) for the holders of such debt securities and any coupons appertaining thereto, provided that, if such debt securities are to be redeemed, notice of such redemption has been duly given pursuant to the indenture or provision therefor satisfactory to the Trustee has been made;

(3) debt securities, except to the extent provided in sections 1402 and 1403 of the indenture, with respect to which we have effected defeasance and/or covenant defeasance; and

(4) debt securities which have been paid pursuant to section 306 of the indenture or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the indenture, other than any such debt securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are our valid obligations;

provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding securities have given any request, demand, authorization, direction, notice, consent of waiver hereunder or are present at a meeting of holders for quorum purposes, and for the purpose of making the calculations required by section 313 of the Trust Indenture Act:

(1) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof;

(2) the principal amount of any debt security denominated in a foreign currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the U.S. dollar equivalent, determined pursuant to section 301 of the indenture as of the date such debt security is originally issued by us, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent as of such date of original issuance of the amount determined as provided in clause (1) above) of such debt security;

(3) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to section 301 of the indenture; and

(4) debt securities owned by us or any other obligor upon the debt securities or any Affiliate of ours or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the Trustee actually knows to be so owned shall be so disregarded. Debt securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to any such debt securities and that the pledgee is not us or any other obligor upon the debt securities or any Affiliate of ours or of such other obligor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” means, with respect to any Person, an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of such Person’s other subsidiaries. For purposes of this definition, “voting stock” means equity securities having voting power for the election of directors, managers or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Governing Law

The indenture, the debt securities and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Debt Securities

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of DTC or a nominee of DTC.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following section is a summary of certain material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of our debt securities. This summary does not provide a complete analysis of all potential tax considerations. This section is based upon the Code, the regulations promulgated by the U.S. Treasury Department under the Code, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or is expected to be sought from the IRS regarding any matter discussed in this summary. The summary generally applies only to beneficial owners of our debt securities that purchase the debt securities at original issue for an amount equal to the issue price of the debt securities, which is the first price at which a substantial amount of the debt securities is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, initial purchasers, placement agents or wholesalers), and that hold the debt securities as “capital assets” (generally, for investment). This discussion does not address any proposals to modify any tax laws (including, without limitation, current legislative proposals that could impose or increase the U.S. federal income or withholding taxes applicable to non-U.S. holders (as defined below) from certain jurisdictions). In addition, this discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances or to a beneficial owner subject to special tax rules, such as:

•	U.S. expatriates;

•	dealers in securities or traders in securities who elect to use a mark to market method of accounting;

•	subchapter S corporations;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker dealers;

•	REITs;

•	regulated investment companies;

•	trusts and estates;

•	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;

•	persons who hold the debt securities on behalf of another person as nominees;

•	persons holding the debt securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons holding the debt securities through a partnership or similar pass through entity;

•	tax-exempt organizations;

•	persons subject to the base erosion and anti-abuse tax;

•

controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax and other non-U.S. holders (as defined below), except to the extent discussed below under “—Non-U.S. Holders”; and

•	persons deemed to sell debt securities under the constructive sale provisions of the Code.

Finally, the summary does not address the potential application of the Medicare net investment income tax or the alternative minimum tax provisions of the Code, the effects of the U.S. federal estate and gift tax laws or the effects of any applicable foreign, state or local laws.

As used herein, the term “U.S. holder” means a beneficial owner of our debt securities that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election to be treated as a U.S. person.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our debt securities, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partner and the partnership. A beneficial owner of our debt securities that is a partnership, and partners in such a partnership, should consult their own tax advisors about the U.S. federal income tax consequences of acquiring, owning and disposing of our debt securities.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR DEBT SECURITIES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING THE DEBT SECURITIES TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR DEBT SECURITIES.

Potential Application of Rules Governing Contingent Payment Debt Instruments

In certain circumstances as will be described in the applicable prospectus supplement, we may be obligated to pay amounts in excess of the stated interest or principal on our debt securities. The potential obligation to pay these additional amounts may implicate the provisions of applicable Treasury Regulations relating to “contingent payment debt instruments.”

Except as otherwise described in the applicable prospectus supplement, although the matter is not free from doubt, we generally do not expect to treat any such debt securities as contingent payment debt instruments. However, there is no assurance that our position would be respected by the IRS or, if challenged, upheld by a court. If the IRS were to challenge our position, such debt securities may constitute contingent payment debt instruments. If any debt securities are treated as contingent payment debt instruments, a holder of such debt securities that is subject to United States federal income tax may be required to accrue OID (as defined below) on the debt securities in excess of stated interest, and to treat as ordinary income (rather than capital gain) any gain that is recognized upon a sale, exchange, redemption or other taxable disposition of the debt securities. In the event that any such contingency were to occur, it would affect the character, amount and timing of any income recognized. The discussions below under “—U.S. Holders” and “—Non-U.S. Holders” assume that the debt securities will not be treated as contingent payment debt instruments. Holders should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the debt securities.

U.S. Holders

The following discussion is limited to certain U.S. federal income tax consequences relevant to a U.S. holder.

Taxation of Interest

U.S. holders will be required to recognize as ordinary income the stated interest paid or accrued on a debt security, in accordance with their regular method of tax accounting. In general, if the stated redemption price at maturity of a debt instrument exceeds its issue price by at least a statutorily defined de minimis amount (generally 0.25% of the stated redemption price at maturity multiplied by the number of complete years from the issue date to maturity), the U.S. holder will be required to include such excess in income as original issue discount, or OID, over the term of the instrument on a constant yield basis, irrespective of its regular method of tax accounting. This discussion assumes that our debt securities will not be issued with OID for U.S. federal income tax purposes.

In general, a payment of stated interest on a debt security will be taxable to a U.S. holder as ordinary interest income at the time it is accrued or is paid in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of Debt Securities

A U.S. holder generally will recognize capital gain or loss if the U.S. holder disposes of a debt security in a sale, exchange, redemption or other taxable disposition. The U.S. holder’s gain or loss generally will equal the difference between the proceeds received by the U.S. holder (other than amounts attributable to accrued but unpaid interest, which will be taxable as described above under “—Taxation of Interest”) and the U.S. holder’s tax basis in the debt security. The U.S. holder’s tax basis in the debt security generally will equal the amount the U.S. holder paid for the debt security. The gain or loss recognized by the U.S. holder on the disposition of the debt security will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year, or short-term capital gain or loss if the U.S. holder has held the debt security for one year or less, at the time of the disposition. Long-term capital gains of certain non-corporate taxpayers are generally taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to significant limitations.

Non-U.S. Holders

A “non-U.S. holder” is a beneficial owner of our debt securities (other than a partnership or entity that is treated as a partnership for U.S. federal income tax purposes or a tax-exempt entity) that is not a U.S. holder.

NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES THAT MAY BE RELEVANT TO THEM.

The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. holder (as defined above).

Taxation of Interest

Subject to the discussion below under “—Backup Withholding and Information Reporting,” “—Foreign Accounts,” and “—Income or Gains Effectively Connected with a U.S. Trade or Business,” under current U.S.

federal income tax law, U.S. federal withholding tax generally will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on a non-U.S. holder’s debt securities under the “portfolio interest” exception of the Code, provided that in the case of interest:

•

the non-U.S. holder does not, directly or indirectly, actually or constructively, own 10% or more of our outstanding voting stock within the meaning of section 871(h)(3) of the Code and the related Treasury Regulations;

•

the non-U.S. holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Code);

•	the non-U.S. holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code;

•	such interest is not effectively connected with the non-U.S. holder’s conduct of a United States trade or business; and

•	the non-U.S. holder provides a properly executed IRS Form W-8BEN, W-8BEN-E, or other applicable form.

The applicable Treasury Regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury Regulations, special rules apply to pass through entities, and this certification requirement may also apply to beneficial owners of pass through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will generally be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to U.S. federal withholding tax because it is effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States (as discussed below under “—Income or Gains Effectively Connected with a U.S. Trade or Business”).

Sale, Exchange, Redemption or Other Taxable Disposition of Debt Securities

Subject to the discussion below under “—Backup Withholding and Information Reporting,” “—Foreign Accounts,” and “—Income or Gains Effectively Connected with a U.S. Trade or Business,” non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption or other taxable disposition of debt securities (other than with respect to payments attributable to accrued interest, which will be taxed as described above under “—Non-U.S. Holders—Taxation of Interest”). This general rule, however, is subject to several exceptions. For example, the gain will be subject to U.S. federal income tax if:

•

the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), in which case the gain will be subject to tax as described below under “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business”; or

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses provided the non-U.S. holder timely files U.S. federal income tax returns with respect to such losses, will be subject to a flat 30% tax, even though the individual is not considered a resident of the United States.

Income or Gains Effectively Connected with a U.S. Trade or Business

The preceding discussion of the U.S. federal income and withholding tax considerations of the acquisition, ownership and disposition of our debt securities by a non-U.S. holder assumes that the non-U.S. holder is not engaged in a U.S. trade or business, which interest on a debt security or gain recognized from the sale, exchange, redemption or other taxable disposition of a debt security is effectively connected with. If any interest on the debt securities, or gain from the sale, exchange, redemption or other taxable disposition of the debt securities is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and generally in the same manner applicable to U.S. holders (but not the 30% U.S. federal withholding tax if the non-U.S. holder provides an IRS Form W-8ECI with respect to interest, as described above). If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the non-U.S. holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax on a net income basis only if it is also attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States. Payments of interest that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to 30% U.S. federal withholding tax, provided that the non-U.S. holder claims exemption from withholding by timely filing a properly completed and executed IRS Form W-8ECI, or any successor form as the IRS designates, prior to payment. If the non-U.S. holder is a corporation (including for this purpose any entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate specified by an applicable income tax treaty).

Backup Withholding and Information Reporting

In general, information reporting requirements and backup withholding at the applicable rate will apply to payments on a debt security (including stated interest payments and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other taxable disposition of a debt security) to a U.S. holder, unless the holder of the debt security (1) is a corporation for U.S. federal income tax purposes or comes within certain exempt categories and, when required, demonstrates that fact or (2) with respect to backup withholding, provides a correct taxpayer identification number, certifies as to its exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Certain penalties may be imposed by the IRS on a holder that is required to supply information but does not do so in the proper manner.

Backup withholding generally will not apply to payments on a debt security to a non-U.S. holder if the statement described herein under “—Non-U.S. Holders—Taxation of Interest,” or “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business” is duly provided by such holder, provided that the withholding agent does not have actual knowledge that the holder is a United States person. However, information returns may be required to be filed with the IRS in connection with any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations), unless such broker has certain relationships with the United States, although information reporting requirements may apply unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder, and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the debt security certifies under penalty of perjury that it is not a U.S. person and satisfies certain other requirements or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amount withheld from a payment to a holder of a debt security under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax liability (which might entitle such holder to a refund from the IRS), provided that such holder timely furnishes the required information to the IRS.

Foreign Accounts

Legislation enacted in 2010 (commonly known as foreign account tax compliance act, or FATCA) and existing guidance issued thereunder generally imposes a 30% withholding tax on U.S. source payments, including interest and OID in respect of debt securities held by or through (1) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, and (2) other specified non-U.S. entities unless such an entity provides the payor with a certification identifying the direct and indirect U.S. owners of the entity and complies with other requirements. Accordingly, the entity through which our debt securities are held will affect the determination of whether withholding is required. The U.S. Treasury Department has proposed regulations indicating its intent to eliminate provisions under FATCA that require withholding on gross proceeds from the sale, exchange, settlement at maturity, or other taxable disposition of the debt securities. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify the FATCA withholding requirements described above. Holders of our debt securities are encouraged to consult with their own tax advisor regarding the possible implications of this legislation on their particular circumstances.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	directly by us to purchasers;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	through a combination of any of these methods, or

•	through any other method permitted by applicable law and described in a prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for our company in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Sidley Austin LLP, New York, New York, and, with respect to matters of Maryland law, by Venable LLP, Baltimore, Maryland. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of PennyMac Mortgage Investment Trust incorporated by reference in this prospectus by reference to PennyMac Mortgage Investment Trust’s Annual Report on Form 10-K, and the effectiveness of PennyMac Mortgage Investment Trust’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. In addition, copies of our SEC filings are available free of charge through our website (www.pennymacmortgageinvestmenttrust.com) as soon as reasonably practicable after filing with the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus.

This prospectus is only part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act and therefore omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

DOCUMENTS INCORPORATED BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed on April 29, 2025 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•	our Current Report on Form 8-K filed on February 11, 2025.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: PennyMac Mortgage Investment Trust, 3043 Townsgate Road, Westlake Village, California 91361, Attn: Investor Relations, Telephone: (818) 224-7028.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered, all of which are being borne by the registrants.

SEC Registration Fee	$		*
Printing Expenses		*	*
Accounting Fees and Expenses		*	*
Legal Fees and Expenses		*	*
Fees and Expenses of Trustee		*	*
Miscellaneous Expenses		*	*
Total	$	*	*

*	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Trustees and Officers.

PennyMac Mortgage Investment Trust

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. PennyMac Mortgage Investment Trust’s declaration of trust contains a provision that eliminates the liability of PennyMac Mortgage Investment Trust’s trustees and officers to the maximum extent permitted by Maryland law.

PennyMac Mortgage Investment Trust’s declaration of trust authorizes it, and its bylaws require it, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former trustee or officer or (ii) any individual who, while serving as PennyMac Mortgage Investment Trust’s trustee or officer and at its request, serves or has served as a trustee, director, officer, partner, member, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities. PennyMac Mortgage Investment Trust’s declaration of trust and bylaws also permit PennyMac Mortgage Investment Trust to indemnify and advance expenses to any person who served any predecessor of PennyMac Mortgage Investment Trust in any of the capacities described above and to any employee or agent of PennyMac Mortgage Investment Trust or a predecessor of PennyMac Mortgage Investment Trust. PennyMac Mortgage Investment Trust has entered into a separate indemnification agreement with each of its trustees and executive officers that address similar matters, as described below.

Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as is permitted for directors and officers of Maryland corporations. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, a Maryland corporation also may not indemnify for an adverse judgment in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification even though the director or officer did not meet the prescribed standard of conduct. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling PennyMac Mortgage Investment Trust pursuant to the foregoing provisions, PennyMac Mortgage Investment Trust has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PennyMac Mortgage Investment Trust entered into customary indemnification agreements with each of its trustees and executive officers that obligate PennyMac Mortgage Investment Trust to indemnify them to the maximum extent permitted under Maryland law. The agreements require PennyMac Mortgage Investment Trust to indemnify the trustee or officer, or the indemnitee, against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with any proceeding to which the indemnitee is, or is threatened to be, made a party, or in which the indemnitee otherwise becomes involved (including as a witness), by reason of the indemnitee’s service to PennyMac Mortgage Investment Trust as a trustee or officer or in certain other capacities. However, the indemnitee will not be entitled to indemnification from PennyMac Mortgage Investment Trust if the proceeding was brought by or on behalf of PennyMac Mortgage Investment Trust and the indemnitee is adjudged to be liable to PennyMac Mortgage Investment Trust or it is established that one of the other prohibitions on indemnification under Maryland law exists.

In addition, the indemnification agreements require PennyMac Mortgage Investment Trust to advance, without a preliminary determination of the indemnitee’s entitlement to indemnification thereunder, reasonable expenses incurred by the indemnitee within ten days of the receipt by PennyMac Mortgage Investment Trust of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking by or on behalf of the indemnitee to repay the amount if it is ultimately determined that the standard of conduct was not met.

The indemnification agreement also provides for procedures for the determination of entitlement to indemnification, including requiring that such determination be made by independent counsel after a change in control of PennyMac Mortgage Investment Trust.

PennyMac Corp.

PennyMac Corp. is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

PennyMac Corp.’s bylaws provide that, to the maximum extent permitted by Delaware law in effect from time to time, PennyMac Corp., without requiring a preliminary determination of the ultimate entitlement to indemnification, will indemnify and will pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of PennyMac Corp. and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of PennyMac Corp. and at the request of PennyMac Corp., serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. PennyMac Corp. may, with the approval of its board of directors, provide such indemnification and advance for expenses to a person who served a predecessor of PennyMac Corp. in any of the capacities described in (a) or (b) above and to any employee or agent of PennyMac Corp. or a predecessor of the PennyMac Corp.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling PennyMac Corp. pursuant to the foregoing provisions, PennyMac Corp. has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Declaration of Trust of PennyMac Mortgage Investment Trust, as amended and restated (incorporated by reference to Exhibit 3.1 of PennyMac Mortgage Investment Trust’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009).

Exhibit Number	Description

3.2	Second Amended and Restated Bylaws of PennyMac Mortgage Investment Trust (incorporated by reference to Exhibit 3.2 of PennyMac Mortgage Investment Trust’s Current Report on Form 8-K filed on March 16, 2018).

3.3	Certificate of Incorporation of PennyMac Corp. as amended (incorporated by reference to Exhibit 4.10 of PennyMac Mortgage Investment Trust’s and PennyMac Corp.’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Nos. 333-257114 and 333-257114-01) filed on September 18, 2023).

3.4	Bylaws of PennyMac Corp. (incorporated by reference to Exhibit 4.11 of PennyMac Mortgage Investment Trust’s and PennyMac Corp.’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Nos. 333-257114 and 333-257114-01) filed on September 18, 2023)

4.1	Form of Indenture among PennyMac Mortgage Investment Trust, as issuer, PennyMac Corp., as guarantor, and U.S. Bank Trust Company, National Association, as trustee.

5.1	Opinion of Venable LLP.

5.2	Opinion of Sidley Austin LLP.

22.1	Subsidiary Guarantors and Issuers of Guaranteed Securities.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Venable LLP (included in Exhibit 5.1).

23.3	Consent of Sidley Austin LLP (included in Exhibit 5.2).

24.1	Power of Attorney for PennyMac Mortgage Investment Trust (included on the signature page to this Registration Statement).

24.2	Power of Attorney for PennyMac Corp. (included on the signature page to this Registration Statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association

107	Calculation of Filing Fee Tables.

*	To be filed either by amendment or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.

Item 17.	Undertakings.

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of each registrant under the Securities Act to any purchaser in the initial distribution of the securities, such undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 3rd day of June, 2025.

PENNYMAC MORTGAGE INVESTMENT TRUST

By:	/s/ Daniel S. Perotti
	Name:	Daniel S. Perotti
	Title:	Senior Managing Director and Chief Financial Officer

PENNYMAC CORP.

By:	/s/ Daniel S. Perotti
	Name:	Daniel S. Perotti
	Title:	Senior Managing Director and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Daniel S. Perotti and Derek W. Stark, and each of them acting individually, as his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this registration statement, including post-effective amendments, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below in the capacities indicated with PennyMac Mortgage Investment Trust on this 3rd day of June, 2025.

Signature	Title

/s/ David A. Spector David A. Spector	Chairman and Chief Executive Officer and Trustee (Principal Executive Officer)

/s/ Daniel S. Perotti Daniel S. Perotti	Senior Managing Director and Chief Financial Officer (Principal Financial Officer)

/s/ Gregory L. Hendry Gregory L. Hendry	Chief Accounting Officer (Principal Accounting Officer)

/s/ Doug Jones Doug Jones	Trustee, President and Chief Mortgage Banking Officer

/s/ Scott W. Carnahan Scott W. Carnahan	Trustee

/s/ Donna M. Corley Donna M. Corley	Trustee

Signature	Title

/s/ Preston DuFauchard Preston DuFauchard	Trustee

/s/ Catherine A. Lynch Catherine A. Lynch	Trustee

/s/ Nancy McAllister Nancy McAllister	Trustee

/s/ SiSi Pouraghabagher SiSi Pouraghabagher	Trustee

/s/ Renee R. Schultz Renee R. Schultz	Trustee

/s/ Stacey D. Stewart Stacey D. Stewart	Trustee

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Daniel S. Perotti and Derek W. Stark, and each of them acting individually, as his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this registration statement, including post-effective amendments, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below in the capacities indicated with PennyMac Corp. on this 3rd day of June, 2025.

/s/ David A. Spector David A. Spector	Chairman and Chief Executive Officer (Principal Executive Officer) and Director

/s/ Daniel S. Perotti Daniel S. Perotti	Senior Managing Director and Chief Financial Officer (Principal Financial Officer) and Director

/s/ Gregory L. Hendry Gregory L. Hendry	Chief Accounting Officer (Principal Accounting Officer)